WAINOCO OIL CORPORATION

1995 STOCK GRANT PLAN FOR NON-EMPLOYEE DIRECTORS



1.   Purposes.

     The 1995 Stock Grant Plan for Non-Employee Directors (the "Plan") is established to attract, retain and compensate highly qualified individuals who are not employees of Wainoco Oil Corporation (the "Company") for service as members of the Board of Directors ("Non-Employee Directors") and to provide them with an ownership interest in the Company's common stock. The Plan will be beneficial to the Company and its stockholders by allowing these Non-Employee Directors to have a personal financial stake in the Company through an ownership interest in the Company's common stock, in addition to underscoring their common interest with stockholders in increasing the value of the Company's stock over the long term.

2.   Effective Date.

     The Plan shall be effective as of the date it is adopted by the Board of Directors of the Company.

3.   Administration of the Plan.

     The Plan shall be administered by a committee consisting of the Directors who are not eligible to participate in the Plan (the "Committee"). Subject to the provisions of the Plan, the Committee shall be authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan; provided, however, that the Committee shall have no discretion with respect to the eligibility or selection of Non-Employee Directors to receive stock grants under the Plan, the number of shares of stock subject to the Plan; and provided further, that the Committee shall not have the authority to take any action or make any determination that would materially increase the benefits accruing to participants under the Plan. The Committee's interpretation of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding upon all parties concerned including the Company, its stockholders and persons granted options under the Plan. The Chief Executive Officer of the Company shall be authorized to implement the Plan in accordance with its terms and to take or cause to be taken such actions of a ministerial nature as shall be necessary to effectuate the intent and purposes thereof.

4.   Participation in the Plan.

     All active members of the Company's Board of Directors who are not as of the date of any stock grant employees of the Company or any of its subsidiaries or affiliates shall be eligible to participate in the Plan. Directors emeritus shall not be eligible to participate.

5.   Stock Grant Dates.

     Five hundred shares of Stock (as adjusted pursuant to Section 8) shall be automatically granted to each eligible Non-Employee Director on the first day of every 15th month (or the first succeeding business day thereafter on which the Company's common stock is traded on the principal securities exchange on which it is listed) commencing April 1, 1995.

6.   Shares of Stock Subject to the Plan.

     The shares that may be granted under the Plan shall not exceed an aggregate of 60,000 shares of Company common stock (as adjusted pursuant to Section 8).

7.   Dilution and Other Adjustment.

     In the event of any change in the outstanding shares of Company stock by reason of any stock split, stock dividend, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change, such equitable adjustments shall be made in the Plan and the grants thereunder, as the Committee determines are necessary or appropriate, including, if necessary, any adjustments in the maximum number of shares referred to in Section 7 of the Plan. Such adjustment shall be conclusive and binding for all purposes of the Plan.

8.   Miscellaneous Provisions.

     (a) Rights as Stockholder. A participant under the Plan shall have no rights as a holder of Company common stock unless and until certificates for shares of such stock are issued to the participant.

     (b) Compliance with Legal Regulations. During the term of the Plan, the Company shall at all times reserve and keep available such number of shares as may be issuable under the Plan, and shall seek to obtain from any regulatory body having jurisdiction, any requisite authority required in the opinion of counsel for the Company in order to grant shares of Company common stock. If in the opinion of counsel for the Company the transfer, issue or sale of any shares of its stock under the Plan shall not be lawful for any reason, including the inability of the Company to obtain from an regulatory body have jurisdiction authority deemed by such counsel to be necessary to such transfer, issuance or sale, the Company shall not be obligated to transfer, issue or sell any such shares. In any event, the Company shall not obligated to transfer, issue or sell any shares to any participant unless a registration statement which complies with the provisions of the Securities Act of 1933, as amended (the "Securities Act"), is in effect at the time with respect to such shares or other appropriate action has been taken under and pursuant to the terms and provisions of the Securities Act, or the Company receives evidence satisfactory to the Committee that the transfer, issuance or sale of such shares, in the absence of an effective registration statement or other appropriate action, would not constitute a violation of the terms and provisions of the Securities Act. The Company's obligation to issue shares granted under the Plan shall in any case be subject to the Company being satisfied that the shares purchased are being purchased for investment and not with a view to the distribution thereof, if at the time of such exercise a resale of such shares would otherwise violate the Securities Act in the absence of an effective registration statement relating to such shares.

     (c) Costs and Expenses. The costs and expenses of administering the Plan shall be borne by the Company and not charged to any option or to any Non-Employee Director receiving an option.

9.   Amendment and Termination of the Plan.

     (a) Amendments. The Committee may from time to time amend the Plan in whole or in part; provided, that no such action shall adversely affect any rights or obligations with respect to any shares of stock theretofore granted under the Plan, and provided further, that the provisions of Sections 4 and 6 hereof may not be amended more than once every six months, other than to comport with change in the Internal Revenue Code or regulations thereunder.

     (b) Termination. The Committee may terminate the Plan at any time. The Plan shall in any event terminate on, and no stock shall be granted after December 31, 2004.